Exhibit 4.1

BIOSIG TECHNOLOGIES, INC.

and

Action Stock Transfer Corporation

Rights Agent

Rights Agreement

Dated as of July 14, 2020

(continued)

(continued)

(continued)

v

Exhibit 1	Form of Certificate of Designations of Series F Junior Participating Preferred Stock

Exhibit 2	Form of Rights Certificate

Exhibit 3	Summary of Rights

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of July 14, 2020, between BIOSIG TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and ACTION STOCK TRANSFER CORPORATION (the “Rights Agent”).

RECITALS

On July 14, 2020 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) (i) authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on July 27, 2020 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth of a share of Series F Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights, powers and preferences set forth in the Certificate of Designations of Series F Junior Participating Preferred Stock, attached hereto as Exhibit 1, upon the terms and subject to the conditions hereinafter set forth, and (ii) further authorized the issuance of one Right (as such number may be hereafter adjusted as provided herein) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the Distribution Date;

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.     Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)     “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 12% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that

(i)     if the Board determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person, or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an "Acquiring Person";

(ii)     if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 12% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 12% or more of the shares of Common Stock then outstanding;

(iii)     no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees;

(iv)     no Person shall become an “Acquiring Person” solely as the result of an acquisition or cancelation of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the shares of Common Stock beneficially owned by such Person to 12% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 12% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person does not beneficially own 12% or more of the shares of Common Stock then outstanding;

(v)     if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, and without the intent of obtaining, changing or influencing control of the management or policies of the Company; and

(vi)     no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual who, on the later of the date hereof and the first public announcement of this Agreement, is the Beneficial Owner of 12% or more of the Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock beneficially owned by any other Person (unless such other Person is also deemed to beneficially own for purposes of this Agreement such shares of Common Stock not outstanding).

(b)     “Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

(c)     “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(d)     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e)     “Agreement” shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

(f)     A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)     of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates) or Section 22 (Issuance of New Rights Certificates) (the “Original Rights”) or pursuant to Section 11(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Adjustment of Number of Rights) in connection with an adjustment made with respect to any Original Rights or (D) or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board prior to such Person’s becoming an Acquiring Person;

(ii)     which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)     which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this definition) or disposing of any voting securities of the Company; or

(iv)     which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the definition of Derivatives Contract); provided, however, that the number of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Stock with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) calendar days after the date of such acquisition or such later date as the Board may determine in any specific case.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

(g)     “Board” shall have the meaning set forth in the Recital at the beginning of the Agreement.

(h)     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Connecticut are authorized or obligated by law or executive order to close.

(i)     “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(j)     “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(k)     “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(l)     “Company” shall mean the Person named as the “Company” in the first paragraph of this Agreement until a successor corporation shall have become such, or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor corporation or Principal Party.

(m)     “Current Market Price” shall have the meaning set forth in Section 11(d) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price).

(n)     “Current Value” shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(o)     “Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that substantially correspond to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Stock”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, or (ii) such contract conveys any voting rights in Common Stock, without regard to any short position under the same or any other Derivatives Contract.  For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(q)     “Distribution Date” shall have the meaning set forth in Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates).

(r)     “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Purchase Price Adjustment -- Capital Stock).

(s)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

(t)     “Exchange Ratio” shall have the meaning set forth in Section 24(a) (Exchange – Right to Exchange).

(u)     “Exempt Person” shall mean the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

(v)     “Expiration Date” shall have the meaning set forth in Section 7(a) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Exercise).

(w)     “Final Expiration Date” shall mean the Close of Business on July 13, 2021.

(x)     “Flip-in Event” shall mean any event described in Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(y)     “Flip-in Trigger Date” shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(z)     “Flip-over Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event).

(aa)     “Original Rights” shall have the meaning set forth in Section 1(f)(i) (Certain Definitions).

(bb)     “Ownership Statement” shall have the meaning set forth in Section 3(c) (Issuance of Rights Certificates -- Legend).

(cc)     “Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity.

(dd)     “Preferred Stock” shall mean the Series F Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designations of Series F Junior Participating Preferred Stock attached hereto as Exhibit 1, and, to the extent that there is not a sufficient number of shares of Series F Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock, par value $0.001 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series F Junior Participating Preferred Stock.

(ee)     “Principal Party” shall have the meaning set forth in Section 13(b) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Principal Party).

(ff)     “Purchase Price” shall have the meaning set forth in Section 4(a) (Form of Rights Certificates -- Form; Date).

(gg)     “Record Date” shall have the meaning set forth in the Recital at the beginning of the Agreement.

(hh)     “Redemption Date” shall have the meaning set forth in Section 23(a) (Redemption and Termination -- Redemption).

(ii)     “Redemption Price” shall have the meaning set forth in Section 23(a) (Redemption and Termination -- Redemption).

(jj)     “Rights” shall have the meaning set forth in the Recital at the beginning of the Agreement.

(kk)     “Rights Agent” shall mean the Person named as the “Rights Agent” in the first paragraph of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof and thereafter “Rights Agent” shall mean such successor Rights Agent(ll)     . If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, “Rights Agent” shall mean and include each such Person.

(mm)     “Rights Certificates” shall have the meaning set forth in Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates).

(nn)     “Rights Dividend Declaration Date” shall have the meaning set forth in the Recital at the beginning of the Agreement.

(oo)     “SEC” means the United States Securities and Exchange Commission.

(pp)     “Spread” shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(qq)     “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(rr)     “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which at least a majority of the voting power of equity securities or majority of the equity interest is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(ss)     “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

(tt)     “Trading Day” shall have the meaning set forth in Section 11(d)(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price).

(uu)     “Triggering Event” shall mean any Flip-in Event or any Flip-over Event.

(vv)     “Trust” shall have the meaning set forth in Section 24(b) (Exchange -- Effect of Exchange; Procedure).

(ww)     “Trust Agreement” shall have the meaning set forth in Section 24(b) (Exchange -- Effect of Exchange; Procedure).

Section 2.     Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

Section 3.     Issuance of Rights Certificates.

(a)     Distribution Date; Rights Certificates. Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date, or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Board prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the "Distribution Date", provided, however, that the Distribution Date shall in no event be prior to the Record Date, (x) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c)) by the certificates representing the Common Stock registered in the names of the holders of the Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) (which certificates or book entries for Common Stock shall be deemed also to be certificates or book entries for Rights) and not by separate certificates (or book entries), and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company, except pursuant to the provision of Section 23 (Redemption and Termination)). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associates or Affiliates of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit

2 hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein; provided, however, that notwithstanding anything to the contrary contained herein, the Company may choose book entry in lieu of physical certificates, in which case, references herein to “Rights Certificates” shall be deemed to mean the uncertificated book entry representing the Rights. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Common Stock Adjustments) at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) (Fractional Rights and Fractional Shares -- Fractional Rights)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of a Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that a Distribution Date has not occurred.

(b)     Common Stock Certificates; Summary of Rights. The Company will make available, as promptly as practicable, a copy of a Summary of Rights, in substantially the form attached as Exhibit 3 (the “Summary of Rights”), to any holder of Rights (other than any Acquiring Person or any Associates or Affiliates of an Acquiring Person) who may so request from time to time prior to the Expiration Date. With respect to shares of Common Stock outstanding as of the Record Date or that become outstanding subsequent to the Record Date, until the Distribution Date, the Rights associated with the Common Stock will be evidenced by the certificates for shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares). Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c)     Legend. Rights shall without any further action be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earliest of the (i) Distribution Date, (ii) the Expiration Date, or (iii) in certain circumstances provided in Section 22 (Issuance of New Rights Certificates) after the Distribution Date. Certificates issued for Common Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date shall also be deemed to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of July 14, 2020, by and between BioSig Technologies, Inc. (the “Company”) and Action Stock Transfer Corporation, as Rights Agent and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void and may no longer be transferred.

With respect to any book-entry shares of Common Stock, such legend shall be included in the ownership statement in respect of such shares issued to the record holder thereof in lieu of a certificate representing such shares of Common Stock (an “Ownership Statement”) or a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any Ownership Statement or notice of the foregoing legend delivered to record holders of book-entry shares, until the Distribution Date, (x) the Rights associated with the Common Stock represented by such certificates or registered in book-entry form shall be evidenced by such certificates alone or such registration in book-entry form (including any Ownership Statement) alone, (y) the registered holders of such Common Stock shall also be the registered holders of the associated Rights, and (z) the transfer of any of such certificates or book entries shall also constitute the transfer of the Rights associated with such shares of Common Stock represented by such certificates or book entries. In the event that the Company purchases, or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding. Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4.     Form of Rights Certificates.

(a)     Form; Date. The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit 2 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) and Section 22 (Issuance of New Rights Certificates), the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the stock certificate evidencing such shares (or with respect to uncertificated shares of Common Stock, the date of the issuance of such shares of Common Stock indicated in the books of the registrar and transfer agent), and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share is referred to herein as the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)     Acquiring Person Legend. Any Rights Certificate issued pursuant to Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates) or Section 22 (Issuance of New Rights Certificates) that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate thereof) to holders of equity interests in such Acquiring Person (or any Associate or Affiliate thereof) or to any Person with whom such Acquiring Person (or any Associate or Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding, whether or not in writing, which has as a primary purpose or effect avoidance of Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights) and any Rights Certificate issued pursuant to Section 6 (Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates), Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) or Section 22 (Issuance of New Rights Certificates) upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement dated as of July 14, 2020, by and between BioSig Technologies, Inc. and Action Stock Transfer Corporation, as Rights Agent). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights) of such Agreement.

Section 5.     Countersignature and Registration.

(a)     Signatures. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, Chief Financial Officer, President, Secretary or other duly authorized officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)     Registration and Transfer. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.     Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)     Procedure. Subject to the provisions of Section 4(b) (Form of Rights Certificates -- Acquiring Person Legend), Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights), Section 14 (Fractional Rights and Fractional Shares) and Section 24 (Exchange), at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b)     Issuance of New Rights Certificates. Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new

Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates to the extent permitted by applicable law.

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)     Exercise. Subject to Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c) (Reservation and Availability of Capital Stock -- Registration under the Act), Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments), and Section 24(b) (Exchange -- Effect of Exchange; Procedure)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any applicable transfer tax, at any time which is both after the Distribution Date and prior to the time that is the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 (Redemption and Termination), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1(f)(i)(D) (Certain Definitions – “Beneficial Owner”) or Section 13(d) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Certain Approved Transactions) or (iv) the time at which the Rights are exchanged as provided in Section 24 hereof (the earliest of (i)-(iv) being herein referred to as the “Expiration Date”). The payment of the Purchase Price and the applicable transfer tax, if any (as such amount may be reduced pursuant to Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments)), may be made (x) in cash, (y) by certified check, cashier’s check or money order payable to the order of the Company, or (z) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price)) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(b)     Purchase Price. The Purchase Price for each one one-thousandth of a share of

Preferred Stock purchasable upon the exercise of a Right shall initially be $50.00, and the Purchase Price and the number of one one-thousandths of a share of the Preferred Stock shall be subject to adjustment from time to time as provided in Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) and Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) and shall be payable in accordance with paragraph (a) of this Section 7.

(c)     Rights Agent Actions. Upon receipt of a Rights Certificate representing exercisable Rights and the compliance by the holder of such Rights Certificate with paragraph (a) of this Section 7, the Rights Agent shall, subject to Section 20(k) (Duties of Rights Agent -- Exercise of Rights; Consultation with Company), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 (Fractional Rights and Fractional Shares), (iii) after receipt thereof, deliver such certificates or depositary receipts to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

(d)     Partial Exercise. In case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 (Fractional Rights and Fractional Shares).

(e)     Termination of Acquiring Person’s Rights. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person, or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any Affiliate or Associate thereof) or to any Person with whom the Acquiring Person (or any Affiliate or Associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding, whether or not in writing, which has as a primary purpose or effect the avoidance of this

Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) (Form of Rights Certificates -- Acquiring Person Legend) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its respective Affiliates, Associates, or transferees hereunder.

(f)     Surrender of Rights Certificates; Identity of Beneficial Owner. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in Section 6 or Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.     Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.     Reservation and Availability of Preferred Stock.

(a)     Reservation of Preferred Stock. The Company will use its best efforts to reserve and keep available out of its authorized and unissued shares of Preferred Stock or any Preferred Stock held in treasury, the number of shares of Preferred Stock that, as provided in this Agreement, including the rights of the Company under Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) will be sufficient to permit the exercise in full of all outstanding Rights.

(b)     Listing. So long as the shares of Preferred Stock issuable and deliverable upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(c)     Registration under the Act. From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

(d)     Covenant Regarding Preferred Stock. The Company will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)     Transfer Taxes and Charges. The Company will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.     Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the

Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.     Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)     Certain Adjustments.

(i)     In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding Preferred Stock, (C) combine the shares of the outstanding Preferred Stock into a smaller number of shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the aggregate adjusted Purchase Price then in effect necessary to exercise a Right in full, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)     Subject to Section 24 (Exchange), in the event any Person becomes an Acquiring Person (such event, a “Flip-in Event”), then each holder of a Right (except as provided below and in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares being referred to as the “Adjustment Shares”). The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, any Associate or Affiliate of such Acquiring Person, in each case known to the Company.

(iii)     The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. In the event that the number of shares of Common Stock that are authorized by the Company’s Amended and Restated Certificate of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, the Board shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, subject to Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have substantially the same dividend, voting and liquidation rights as shares of Common Stock and are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) (Redemption and Termination) expires (the later of (x) and (y) being referred to herein as the “Flip-in Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or other equity securities could be authorized for issuance upon exercise in full of the Rights, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not more than ninety (90) calendar days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-in Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(iv)     If the rules of the national securities exchange, registered as such pursuant to Section 6 of the Exchange Act on which the Common Stock is principally traded would prohibit such exchange from listing or continuing to list the Common Stock or other equity securities of the Company if the Rights were to be exercised for shares of Common Stock in accordance with subparagraph (ii) of this Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of Common Stock, the Company shall: (A) determine the Spread, and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company, including, without limitation, Common Stock Equivalents, other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Stock, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the Flip-in Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) calendar days after the Flip-in Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the shares of Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-in Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(b)     Purchase Price Adjustment -- Capital Stock. In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)     Purchase Price Adjustment -- Cash, Assets, etc. In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights Purchase Price Adjustment -- Capital Stock)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)     Current Market Price.

(i)     For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments), the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the shares of Common Stock are not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board service or such other quotation system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)     For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.

(e)     Purchase Price Adjustment Threshold. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) shall be made to the nearest cent or to the nearest hundredth of a share of Common Stock or other share or one-hundred-thousandth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f)     Equivalent Adjustments. If as a result of an adjustment made pursuant to Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) or Section 13(a) (Consolidation Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)     Post-Adjustment Rights Issuances. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)     Preferred Stock Anti-Dilution. Unless the Company shall have exercised its election as provided in Section 11(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Adjustment of Number of Rights), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Purchase Price Adjustment -- Capital Stock) and Section 11(c) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Purchase Price Adjustment -- Cash, Assets, etc.), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-hundred-thousandth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of such Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of such Purchase Price.

(i)     Adjustment of Number of Rights. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of such Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 (Fractional Rights and Fractional Shares) the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)     Rights Certificates. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the

Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share of such Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

(k)     Adjustment Below Par Value. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par or stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which is or may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l)     Adjustment Effective as of Future Date; Exercise. In any case in which this Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)     Tax Adjustments. Anything in this Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)     Restriction on Certain Transactions. The Company shall not, at any time after the occurrence of a Flip-In Event, enter into any transaction of the type described in clauses (x), (y) or (z) of Section 13(a) (Flip-over Event) if, (x) at the time of, or immediately after such transaction, there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)     Restriction Against Diminishing Benefits of the Rights. The Company covenants and agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Section 23 (Redemption and Termination), Section 24 (Exchange) or Section 27 (Supplements and Amendments) take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)     Common Stock Adjustments. Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively to the Common Stock whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected on such Common Stock.

Section 12.     Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) and Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) if the Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 (Notices). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment.

Section 13.     Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)     Flip-over Event. In the event that, at any time after a Person has become an Acquiring Person, directly or indirectly, through one or a series of transactions, (x) the Company shall consolidate with, or merge with and into, or enter into a statutory stock exchange or similar transaction with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Restriction Against Diminishing Benefits of the Rights)), and the Company shall not be the continuing or surviving corporation of such consolidation, merger or statutory share exchange or similar transaction, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall consolidate with, or merge with or into, or enter into a statutory stock exchange or similar transaction with, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or statutory share exchange or similar transaction and, in connection with such consolidation, merger or statutory share exchange or similar transaction, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case, (i) proper provision shall be made so that: each holder of a Right, except as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence), and (B) dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) shall apply only to such Principal Party following the first occurrence of a Flip-over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) hereof shall be of no effect following the first occurrence of any Flip-over Event. Notwithstanding anything in this Agreement to the contrary, if a Flip-over Event shall occur prior to the Distribution Date, then (i) the Rights shall survive such Flip-over Event and shall not as a result thereof be cancelled, terminated or otherwise cease to exist and (ii) the Distribution Date shall be deemed to have occurred on the day immediately prior to the date of such Flip-over Event.

(b)     Principal Party. “Principal Party” shall mean

(i)     in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event), the Person that is the issuer of any securities into which the shares of Common Stock are converted in such consolidation, merger or statutory share exchange or similar transaction, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding and if no securities are so issued, (x) the Person that is the other party to such consolidation, merger or statutory share exchange or similar transaction if the Person survives the merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger or (z) the Person resulting from the consolidation, and

(ii)     in the case of any transaction described in clause (z) of the first sentence of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives that same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the total outstanding Common Stock having the greatest aggregate market value.

(c)     Supplemental Agreement. The Company shall not consummate a Flip-over Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Flip-over Event, the Principal Party will:

(i)     prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws or jurisdictions of the various states and the listing of such securities on such exchange and trading markets as may be necessary or appropriate;

(ii)     use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NASDAQ Stock Market or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NASDAQ Stock Market or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NASDAQ Stock Market or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

(iii)     deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv)     obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) shall similarly apply to successive consolidations, mergers or statutory share exchanges or similar transactions or sales or other transfers. In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event).

(d)     Certain Approved Transactions. Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

Section 14.     Fractional Rights and Fractional Shares.

(a)     Fractional Rights. The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Common Stock Adjustments), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the Rights are not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the OTC Bulletin Board service or such other quotation system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)     Fractional Shares of Preferred Stock. The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock which may at the option of the Company, be evidenced by depositary receipts) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price)) for the Trading Day immediately prior to the date of such exercise.

(c)     Fractional Shares of Common Stock. Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price) for the Trading Day immediately prior to the date of such exercise.

(d)     Waiver of Fractional Rights and Shares. The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14 (Fractional Rights and Fractional Shares).

Section 15.     Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.     Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)     prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)     after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)     subject to Section 6(a) (Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates -- Procedure) and Section 7(f) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Surrender of Rights Certificates; Identity of Beneficial Owner), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or, with respect to uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate (or the Ownership Statement or other notices provided to holders of record of book-entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights), shall be required to be affected by any notice to the contrary; and

(d)     notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its commercially reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.     Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 (Notice of Certain Events)), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.     Concerning the Rights Agent.

(a)     Compensation. The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability damage, judgment, fine, penalty, claim, demand, settlement, loss or expense, including, without limitation, reasonable attorneys’ fees, incurred without gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability in connection therewith.

(b)     Reliance. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 (Duties of Rights Agent).

Section 19.     Merger or Consolidation or Change of Name of Rights Agent.

(a)     Successor. Any corporation into which the Rights Agent or any successor Rights

Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 (Change of Rights Agent). In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)     Prior Countersignatures. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.     Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)     Legal Counsel. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.

(b)     Certification by the Company. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)     Liability for Gross Negligence, etc. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction).

(d)     Statements of Fact or Recitals. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)     Agreement; Adjustments. The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) or Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)     Further Assurances. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)     Instructions. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such person.

(h)     Dealing in Rights. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)     Agents; Reasonable Care. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any Person resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j)     Expenses; Repayment Assurances. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)     Exercise of Rights; Consultation with Company. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

Section 21.     Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) calendar days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers, is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21 (Change of Rights Agent), or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.     Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, in either case outstanding as of the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material, adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.     Redemption and Termination.

(a)     Redemption. The Board may, at its option, at any time prior to the Flip-In Event redeem (the date of such redemption being referred to herein as the “Redemption Date”) all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)     Effect of Redemption; Procedure. Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) (or, if the resolutions of the Board electing to redeem the rights state that the redemption will not be effective until a specified future time or the occurrence of a specified future event, at such future time or upon the occurrence of such future event), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall (i) give notice of such redemption to the Rights Agent and (ii) mail notice of such redemption to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Amounts payable shall be rounded down to the nearest $0.01.

Section 24.     Exchange.

(a)     Right to Exchange. The Board may, at its option, at any time and from time to time after the first occurrence of a Flip-in Event, exchange all or part of the then outstanding and exercisable Rights (other than Rights which have become void as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. The exchange of the Rights by the Company pursuant to this Section 24 may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)     Effect of Exchange; Procedure. Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board ordering the exchange of the Rights, the Company shall give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange, and mail notice of such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange of Rights shall be effected pro rata based on the number of Rights (other than Rights which have become void as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights)) held by each holder of Rights. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person’s Rights) and not transferable or exercisable or exchangeable in connection herewith.

(c)     Common Stock Equivalents. In any exchange pursuant to this Section 24, the Company, at its option, may substitute Common Stock Equivalents for Common Stock exchangeable for Rights, at the initial rate of one Common Stock Equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, so that the Common Stock Equivalent delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

(d)     Insufficient Common Stock. In the event that the number of shares of Common Stock which are authorized by the Company’s Amended and Restated Certificate of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit any exchange of such Rights for Common Stock in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon such exchange.

(e)     Fractional Shares. Upon the action of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, the Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 24, the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same current market value as the Common Stock on such date.

Section 25.     Notice of Certain Events.

(a)     Preferred Stock Transactions, etc. In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation with, merger into or with, or statutory share exchange or similar transaction with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Restriction against Diminishing Benefits of the Rights)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)); (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 (Notices), a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, statutory share exchange or similar transaction, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) calendar days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b)     Other Transactions. In case any of the events set forth in Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 (Notices), a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26.     Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by facsimile (with receipt confirmed) or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

BioSig Technologies, Inc.

54 Wilton Road, 2nd Floor

Westport, CT 06880

Attention: General Counsel and Corporate Secretary

Fax: (203) 429-5044

with a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attn:      Rick Werner

Email: rick.werner@haynesboone.com

Subject to the provisions of Section 21 (Change of Rights Agent), any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by facsimile (with receipt confirmed) or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Action Stock Transfer Corporation

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

Attention: General Manager

Fax: (801) 274-1099

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.     Supplements and Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights. At any time when the Rights are no longer redeemable , the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); (ii) cause this Agreement again to become amendable other than in accordance with this sentence; or (iii) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment that does not amend Sections 18, 19, 20, or 21 or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Section 28.     Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.     Determinations and Actions by the Board of Directors, etc. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, without limitation for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

Section 30.     Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 (Redemption and Termination) shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.

Section 32.     Governing Law; Submission to Jurisdiction. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The Company and each holder of Rights hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court shall lack subject matter jurisdiction, the United States District Court for the District of Delaware, over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each holder of Rights acknowledge that the forum designated by this Section 32 has a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 32. The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 32. The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 33.     Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.     Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BIOSIG TECHNOLOGIES, INC.

By: /s/ Kenneth L. Londoner

Name: Kenneth L. Londoner

Title: Executive Chairman

ACTION STOCK TRANSFER CORPORATION

By:/s/ Justeene Blankenship

Name: Justeene Blankenship

Title: President

Signature Page to Rights Agreement

Exhibit 1

FORM OF CERTIFICATE OF DESIGNATIONS

OF

SERIES F JUNIOR PARTICIPATING PREFERRED STOCK

OF

BIOSIG TECHNOLOGIES, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

The undersigned does hereby certify that the following resolution was duly adopted by the Board of Directors of BioSig Technologies, Inc., a Delaware corporation (the “Corporation”), as of July 14, 2020:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation, as amended (the “Charter”), the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock, par value $0.001 per share, of the Corporation, to be designated “Series F Junior Participating Preferred Stock” (hereinafter referred to as the “Series F Preferred Stock”), initially consisting of 200,000 shares, and does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein that are defined in the Charter shall be deemed to have the meanings provided therein):

Section 1.     Designation and Amount. The shares of such series shall be designated as “Series F Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 200,000.

Section 2.     Dividends and Distributions.

A.     Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series F Preferred Stock with respect to dividends, the holders of shares of Series F Preferred Stock, in preference to

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the holders of shares of any class or series of stock of the Corporation ranking junior to the Series F Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends on shares of Series F Preferred Stock (each such date being referred to herein as a “Payment Date”), commencing on the first Payment Date after the first issuance of a share or fraction of a share of Series F Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.001 and (b) the sum of (1) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, plus (2) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock since the immediately preceding Payment Date, or, with respect to the first Payment Date, since the first issuance of any share or fraction of a share of Series F Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after July 14, 2020 (the “Rights Declaration Date”) (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying the Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

B.     The Corporation shall declare a dividend or distribution on the Series F Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

C.     Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preferred Stock from the Payment Date next preceding the date of issue of such shares of Series F Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Payment Date or is a date after the record date for the determination of holders of shares of Series F Preferred Stock entitled to receive a dividend and before such Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3.     Voting Rights.

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The holders of shares of Series F Preferred Stock shall have the following voting rights:

A.     Each share of Series F Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

B.     Except as otherwise provided herein or by law, the holders of shares of Series F Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or as required by law, the holders of shares of Series F Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

C.     Except as set forth herein or required by law, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.     Certain Restrictions.

A.     Whenever dividends or distributions payable on the Series F Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)     declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;

(ii)     declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except dividends paid ratably on the Series F Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

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(iii)     purchase or otherwise acquire for consideration any shares of Series F Preferred Stock, or any shares of capital stock ranking on a parity with the Series F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series F Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

B.     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.     Reacquired Shares.

Any shares of Series F Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.     Liquidation, Dissolution or Winding Up.

A.     Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received an amount per share of Series F Preferred Stock (the “Series F Liquidation Preference”) equal to the greater of (i) $1,000.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

B.     In the event, however, that there are not sufficient assets available to permit payment in full of the Series F Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, which rank on a parity with the Series F Preferred Stock, then the assets available for such distribution shall be distributed ratably to the holders of the Series F Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

C.     Neither the merger or consolidation of the Corporation into or with another entity

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nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7.     Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series F Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Adjustment Number times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Common Stock is exchanged or changed.

Section 8.     No Redemption.

The shares of Series F Preferred Stock shall not be redeemable.

Section 9.     Ranking.

The Series F Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise and shall rank senior to the Common Stock as to such matters.

Section 10.     Amendment.

At any time that any shares of Series F Preferred Stock are outstanding, the Charter shall not be amended by merger, consolidation or otherwise which would materially alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series F Preferred Stock, voting separately as a class.

Section 11.     Fractional Shares.

Series F Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series F Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of the Corporation on this ___ day of July, 2020.

BIOSIG TECHNOLOGIES, INC.

By:______________________________

Name:

Title:

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Exhibit 2

[Form of Rights Certificate]

Certificate No. R____     ______ Rights

NOT EXERCISABLE AFTER THE EARLIER OF JULY 13, 2021, OR SUCH DATE AS THE RIGHTS REPRESENTED HEREBY ARE REDEEMED BY BIOSIG TECHNOLOGIES, INC. (THE “CORPORATION”). THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER RIGHT AND EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT DATED AS OF JULY 14, 2020, BY AND BETWEEN THE CORPORATION AND ACTION STOCK TRANSFER CORPORATION, AS RIGHTS AGENT (THE “RIGHTS AGREEMENT”). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) (EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS -- TERMINATION OF ACQUIRING PERSON’S RIGHTS) OF SUCH AGREEMENT.] 1

Rights Certificate

BIOSIG TECHNOLOGIES, INC.

This certifies that                                           , or its, his or her registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 14, 2020 (the “Rights Agreement”), between BioSig Technologies, Inc., a Delaware corporation (the “Corporation”), and Action Stock Transfer Corporation (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the Expiration Date (as defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable share of Series F Junior Participating Preferred Stock (the “Series F Junior Participating Preferred Stock”) of the Corporation, at a purchase price of $50.00 per one one-thousandth (1/1,000) of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and

1 NTD: The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

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related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 14, 2020, based on the Series F Junior Participating Preferred Stock as constituted at such date. The Corporation reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series F Junior Participating Preferred Stock would be issued.

Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate or any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or its Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Series F Junior Participating Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Series F Junior Participating Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights for which this Rights Certificate is not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Corporation at its option at a redemption price of $0.001 per Right and (ii) may be exchanged in whole or in part for Preferred Stock, shares of the Corporation’s Common Stock, par value $0.001 per share, other property or any combination thereof.

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In addition, subject to the provisions of the Rights Agreement, at any time and from time to time after the first occurrence of a Flip-in Event, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of Common Stock equivalents of the Corporation having substantially the same dividend, voting and liquidation rights as shares of Common Stock and are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock. Immediately upon the action of the Board of Directors of the Corporation authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Series F Junior Participating Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Series F Junior Participating Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but a cash payment will be made in lieu thereof, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Series F Junior Participating Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile signature by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated as of _________________

ATTEST:                                                                                     BIOSIG TECHNOLOGIES, INC.

By:                                                                                               By:

Secretary                                                                                              Title:

Countersigned:

RIGHTS AGENT

By:

Authorized Signature

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[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED,                                                                                                                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)     this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)     after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate.)

To:     BIOSIG TECHNOLOGIES, INC.

The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the shares of Series F Junior Participating Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:

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CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)     the Rights evidenced by this Rights Certificate [ ] are [ ] are not being acquired or exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)     after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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Exhibit 3

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On July 14, 2020, the Board of Directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) declared a dividend distribution to its stockholders of record at the close of business on July 27, 2020, of one preferred stock purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Stock”). Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of Series F Junior Participating Preferred Stock, par value $0.001 (the “Preferred Stock”), at a purchase price of $50.00 per one one-thousandth (1/1,000) of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 14, 2020, as the same may be amended hereafter (the “Rights Agreement”) between the Company and Action Stock Transfer Corporation, as Rights Agent (the “Rights Agent”). Initially capitalized terms used but not defined herein have the meanings set forth in the Rights Agreement.

Separation and Distribution of Rights; Exercisability. Initially, the Rights will be evidenced by the certificates representing shares of Common Stock then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions, the Rights will become exercisable and trade separately from the Common Stock upon the earlier of:

●

ten (10) business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 12% or more of the shares of Common Stock then outstanding (subject to certain exceptions discussed below and as set forth in the Rights Agreement) (such person is referred to as an “Acquiring Person”); or

●

ten (10) business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

The date the Rights separate from the Common Stock is referred to as the “Distribution Date.” Beneficial ownership generally includes ownership of options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities, contract rights or derivative positions, whether or not presently exercisable.

Until the Distribution Date (or the earlier expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates, (ii) the Rights will be transferred with, and only

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with, the Common Stock certificates, (iii) new Common Stock certificates issued after July 27, 2020 will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with such shares.

As soon as practicable after the Distribution Date, separate Rights certificates will be mailed to the holders of record of Common Stock as of the close of business on the Distribution Date and, after that, the separate Rights certificates (or book-entry credits) will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 13, 2021, unless earlier redeemed or exchanged by the Company as described below.

Flip-in Event. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

For example, at a purchase price of $50.00 per Right, each Right not owned by an Acquiring Person (or by some related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $100.00 worth of Common Stock (or other consideration, as noted above) for $50.00.

Flip-over Events. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold (a “Flip-over Event”), proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

Flip-in Events and Flip-over Events are referred to collectively as “Triggering Events.”

Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable and the number of shares of Preferred Stock or other securities or property issuable upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution:

●	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock;

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●

if the holders of Preferred Stock are granted certain rights, options or warrants to subscribe for the applicable Preferred Stock or securities convertible into the applicable Preferred Stock at less than the current market price of the applicable Preferred Stock; or

●

upon the distribution to holders of Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to in the bullet point immediately above).

The number of outstanding Rights is also subject to adjustment in the event of a stock dividend on the Common Stock payable in Common Stock, or a subdivision or combination of Common Stock. With some exceptions, no adjustment in the purchase price relating to a Right will be required until cumulative adjustments amount to at least one percent (1%) of the purchase price relating to the Right.

No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock) and, in lieu of the issuance of fractional shares, the Company may make an adjustment in cash based on the market price of the Preferred Stock on the trading date immediately prior to the date of exercise.

Dividend and Liquidation Rights of the Preferred Stock. Each share of Preferred Stock will be entitled, when, as and if declared, to a dividend payment of the greater of (a) $0.001 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock (other than stock dividends payable in Common Stock). In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $0.001 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the dividend, liquidation and voting rights of Preferred Stock, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Exchange of the Rights. At any time after the occurrence of a Flip-in Event and prior to the acquisition by a person or group of 50% or more of the shares of Common Stock then outstanding, the Board may, without payment of the purchase price by the holder, exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a

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share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Redemption of the Rights. At any time until a person has become an Acquiring Person, the Company may redeem all, but not less than all, of the Rights at a price of $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board and subject to adjustment). Immediately upon the action of the Board ordering redemption of the Rights (or such later time as may be designated by the Board), the Rights will terminate and the only right of the holders of these Rights will be to receive the $0.001 redemption price.

No Rights as Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. Any of the provisions of the Rights Agreement may be amended by the Board at any time so long as the Rights are redeemable. At any time the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board only if the amendment does not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or cause the Rights to become redeemable again.

Certain Anti-takeover Effects. The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

The Rights are not intended to prevent all takeovers of the Company and will not do so. Since, subject to the restrictions described above, the Company may redeem the Rights prior to the Distribution Date, the Rights should not interfere with any merger or business combination approved by the Board.

A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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